UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  December 23, 2010

BROADCAST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Utah	0-13316	87-0395567
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

7050 Union Park Avenue, Suite 600, Salt Lake City, UT 84047
(Address of principal executive offices, including zip code)

(801) 562-2252
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BROADCAST INTERNATIONAL, INC.

FORM 8-K

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibits hereto, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Any statements about our expectations, financial performance, beliefs, plans, projections, objectives, assumptions or future events or performance are not historical facts and are forward-looking.  These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "management believes," "we believe," "we intend" and similar words or phrases.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission.

Item 1.01.  Entry into a Material Definitive Agreement.

On December 24, 2010, Broadcast International, Inc. (the “Company”) closed on an equity financing (the “Equity Financing”) as well as a restructuring of its outstanding convertible indebtedness (the “Debt Restructuring”).  A copy of the Company’s press release, dated December 24, 2010, announcing the closing is included as an exhibit to this Current Report on Form 8-K.  The closing involved the following material contracts.

The Company entered into a Placement Agency Agreement, dated December 17, 2010, with Philadelphia Brokerage Corporation (“PBC”), pursuant to which PBC agreed to act as the exclusive agent of the Company on a “best efforts” basis with respect to the sale of up to a maximum gross consideration of $15,000,000 of units of the Company’s securities, subject to a minimum gross consideration of $10,000,000.  The Company agreed to pay PBC a commission of 8% of the gross offering proceeds received by the Company, to issue PBC 40,000 shares of its common stock for each $1,000,000 raised, and to pay the reasonable costs and expenses of PBC related to the offering.  The Company also agreed to pay PBC a restructuring fee in the amount of approximately $180,000 upon the closing of the Equity Financing and simultaneous Debt Restructuring.

Pursuant to the Placement Agency Agreement, the Company entered into Subscription Agreements dated December 23, 2010 with select institutional and other accredited investors for the private placement of 12,500,000 units of its securities.  The Subscription Agreements included a purchase price of $1.20 per unit, with each unit consisting of two shares of common stock and one Warrant to purchase an additional share of common stock.  The Warrants have a term of five years and an exercise price of $1.00 per share.

Net proceeds from the Equity Financing, after deducting the commissions and debt restructuring fees payable to PBC and the estimated legal, printing and other costs and expenses related to the financing, were approximately $13.5 million.  The Company will use the net proceeds of the Equity Financing to pay down debt and for working capital.  The units were offered and sold to investors, all of whom were either qualified institutional buyers or accredited investors.  The Company offered and sold the units without registration under the Securities Act of 1933 in reliance upon the exemption provided by Rule 506 of Regulation D thereunder.  The shares and Warrants sold may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.  An appropriate legend will be placed on the shares issued, unless registered under the Securities Act prior to issuance.  A copy of certain information, dated December 2010, that was provided to investors in the Equity Financing is included as an exhibit to this Current Report on Form 8-K.

On November 29, 2010, the Company entered into a bridge loan transaction with three accredited investors pursuant to which the Company issued unsecured notes in the aggregate principal amount of $1.0 million.  Upon the closing of the Equity Financing, the lenders converted the entire principal amount plus accrued interest into the same units offered in the Equity Financing and were treated as funds raised with respect to the Equity Financing.

In connection with the Equity Financing and under the terms of the Subscription Agreements, the Company agreed to prepare and file, within 60 days following the issuance of the securities, a registration statement covering the resale of the shares of common stock sold in the financing and the shares of common stock underlying the Warrants.  If the Company fails to file the registration statement within 60 days or to have the registration statement declared effective within 120 days following the date of the filing of the registration statement, the Company will be obligated to issue additional warrants to the investors to purchase an additional 1,250,000 shares for each 30-day period after the deadlines, until either the registration statement is filed or declared effective, as the case may be.

On December 24, 2010, the Company also closed on the Debt Restructuring, including the Loan Restructuring Agreement previously disclosed and described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 22, 2010.  In connection therewith, the Company (i) issued an Amended and Restated Senior Convertible Note in the principal amount of $5.5 million (the “Amended and Restated Note”) to Castlerigg Master Investment Ltd. (“Castlerigg”), (ii) paid $2.5 million in cash to Castlerigg, (iii) cancelled warrants previously issued to Castlerigg that were exercisable for a total of 5,208,333 shares of common stock, (iv) issued 800,000 shares of common stock to Castlerigg in satisfaction of an obligation under a prior loan amendment, (v) entered into a separate letter agreement with Castlerigg dated December 23, 2010 (the “Letter Agreement”) pursuant to which the Company paid Castlerigg an additional $2.75 million in cash in lieu of the issuance of $3.5 million in stock and warrants as provided in the Loan Restructuring Agreement, and (vi) entered into an Investor Rights Agreement with Castlerigg dated December 23, 2010.  As a result of the foregoing, Castlerigg forgave approximately $7.0 million of principal and accrued but unpaid interest.

The Amended and Restated Note, dated December 23, 2010, is a senior, unsecured note that matures in three years from the closing and bears interest at an annual rate of 6.25%, payable semi-annually.  The Company paid the first year’s interest of approximately $344,000 at the closing.  The Amended and Restated Note is convertible into shares of common stock at a conversion price of $1.35 per share, subject to adjustment.  The Amended and Restated Note is convertible in whole or in part at any time upon notice by Castlerigg to the Company.  The Amended and Restated Note also contains various restrictions, acceleration provisions and other standard and customary terms and conditions.  Two consolidated subsidiaries of the Company guaranteed the obligations of the Company under the Amended and Restated Note.

The Investor Rights Agreement provides Castlerigg with certain registration rights with respect to the Company’s securities held by Castlerigg.  These registration rights include an obligation of the Company to issue additional warrants to Castlerigg if certain registration deadlines or conditions are not satisfied.  The agreement also contains full-ratchet anti-dilution price protection provisions in the event the Company issues stock or convertible debt with a purchase price or conversion price less than the conversion price described above.

In connection with the Debt Restructuring, the Company entered into an amended note with the holder of its $1.0 million unsecured convertible note, pursuant to which the maturity date of the note was extended to December 31, 2013, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2010.

The foregoing summaries of the Placement Agency Agreement, the Subscription Agreement, the Warrant, the Amended and Restated Note, the Investor Rights Agreement and the Letter Agreement are not necessarily complete and are qualified in their entireties by reference to the complete text of such documents which are included as exhibits to this Current Report on Form 8-K.

Item 1.02.  Termination of a Material Definitive Agreement.

Pursuant to the Debt Restructuring, the Company’s previously outstanding $15.0 million senior secured convertible note held by Castlerigg was effectively cancelled pursuant to the issuance of the Amended and Restated Note to Castlerigg.  In connection therewith, the security interest previously held by Castlerigg with respect to the collateralized assets of the Company was terminated.  In addition, warrants held by Castlerigg that were exercisable to purchase a total of 5,208,333 shares of the Company’s common stock were surrendered by Castlerigg for cancellation by the Company.  Information regarding the foregoing transactions, as set forth in Item 1.01 above, is incorporated by reference in this Item 1.02.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Information regarding the Company’s obligations under the Amended and Restated Note, as set forth in Item 1.01 above, is incorporated by reference in this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

On November 29, 2010, the Company entered into a bridge loan transaction with three accredited investors pursuant to which the Company issued unsecured notes in the aggregate principal amount of $1.0 million.  The notes originally incurred interest at an annual rate of 12.0% and had a maturity date of May 29, 2011.  At the option of the note holder, each note was convertible into shares of the Company’s common stock at a conversion price of $0.70 per share or, upon the closing of the Equity Financing, the principal amount plus accrued interest was convertible into the same units offered in the Equity Financing as if the holder were purchasing units in an amount equal to the principal amount of the note plus accrued interest.  In connection with the closing of the Equity Financing on December 24, 2010, all principal and accrued interest of the bridge notes were converted into units at the price of $1.20 per unit, each unit consisting of two shares of common stock and one Warrant to purchase an additional share of common stock as described in Item 1.01 above.  All of the investors of the bridge notes were accredited investors and were fully informed regarding their investments.  In the transactions, we relied on the exemptions from registration under the Securities Act set forth in Section 4(2) and Section 4(6) thereof.

On December 22, 2010, the Company entered into an amended note with the holder of its $1.0 million unsecured convertible note, pursuant to which the maturity date of the note was extended to December 31, 2013.  All other terms of the note remained the same.  In connection with the note amendment, the Company issued 150,000 shares of common stock and an additional number of shares, valued at $0.60 per share, to cover the payment of accrued interest in the amount of approximately $80,000 to the holder.  The holder of the note is an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

On December 24, 2010, the Company issued 25,000,000 shares of its common stock and Warrants to purchase 12,500,000 shares of its common stock to select institutional and other investors pursuant to the terms of the Subscription Agreements described above.  All of the investors were either qualified institutional buyers or accredited investors and were fully informed regarding their investment.  In the transaction, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

On December 24, 2010, pursuant to the Placement Agency Agreement, the Company issued 600,000 shares of common stock to PBC pursuant to its agreement to issue 40,000 shares of its common stock to PBC for each $1.0 million raised in the Equity Financing. PBC is an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

On December 24, 2010, in connection with the closing of the Equity Financing and the Debt Restructuring, the Company issued to Castlerigg (i) an unsecured convertible note in the principal amount of $5.5 million, as described above, and (ii) 800,000 shares of common stock in satisfaction of an obligation under a prior loan amendment.  Two consolidated subsidiaries of the Company guaranteed the obligations of the Company under the Amended and Restated Note.  Castlerigg is an accredited investor and was fully informed regarding its investment.  In the transactions, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 8.01.  Other Events.

During March 2010 through October 2010, the Company raised approximately $2.3 million through the sale of common stock and the issuance of convertible notes to purchasers at an investment or conversion price of $1.00 per share. The financing included the sale of 1,335,000 shares of the Company’s common stock and the issuance of convertible notes in the aggregate principal amount of $950,000. The Company also issued to these purchasers warrants to acquire shares of common stock at an exercise price of $1.50 per share, which are exercisable anytime during a three year period.  At the time of the financing, the Company agreed to certain price protection provisions whereby if the Company sells equity at a price lower than $1.00 per share before December 31, 2010, the purchasers may elect to exchange and receive equity on the same financial terms and conditions as the new investors.

All holders of the convertible notes have previously converted the notes and aggregate accrued interest of $10,075 into 960,075 shares of the Company’s common stock at a conversion price of $1.00 per share.  In addition, the holders received warrants to acquire up to 960,075 shares of common stock at an exercise price of $1.50 per share.  The shares issued upon conversion of the notes, together with the 1,335,000 shares issued to the purchasers of the common stock, total 2,295,075 shares of common stock.  In addition, warrants to purchase an aggregate of 2,295,075 shares are held by the purchasers in the financing.

Upon the closing of the Equity Financing, the price protection provisions described above will entitle the purchasers to exchange their previously issued shares of common stock and warrants for the units that were issued in the Equity Financing. Therefore, for every 100 shares of common stock and warrants to purchase 100 shares of common stock at an exercise price of $1.50 per share, each purchaser in the prior financing will have the option to exchange such shares and warrants for 167 shares of common stock and warrants to purchase 83.5 shares of common stock at an exercise price of $1.00 per share.

If all purchasers in the prior financing elected to exchange their shares and warrants for the units in the Equity Financing, a total of 2,295,075 previously issued shares and warrants to purchase an aggregate of 2,295,075 shares at an exercise price of $1.50 per share would be replaced with a total of 3,825,125 shares of common stock and warrants to purchase an aggregate of 1,912,563 shares of common stock at an exercise price of $1.00 per share.  Although the Company cannot predict whether any prior purchasers will elect to exchange their previously issued shares and warrants for units issued in the Equity Financing, management expects all purchasers will make such an election to exchange.

Item 9.01.  Financial Statements and Exhibits

(c)

Exhibits:

10.1 -

Placement Agency Agreement between the Company and Philadelphia Brokerage Corporation, dated December 17, 2010

10.2 -

Form of Subscription Agreement

10.3 -

Form of Warrant

10.4 -

Amended and Restated Senior Convertible Note, dated December 23, 2010

10.5 -

Investor Rights Agreement between the Company and Castlerigg Master Investments Ltd., dated December 23, 2010

10.6 -

Letter between the Company and Castlerigg Master Investments Ltd., dated December 23, 2010

99.1 -

Broadcast International, Inc. press release dated December 24, 2010

99.2 -

Broadcast International, Inc. investor information dated December 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2010.

BROADCAST INTERNATIONAL, INC.

a Utah corporation

By:   /s/ Rodney M. Tiede

Name:

Rodney M. Tiede

Title:

President and Chief Executive Officer